Exhibit 4.4

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

MNTN, INC.

WARRANT TO PURCHASE STOCK

Issued on ________, 20__

This certifies that for good and valuable consideration, _________________ or his/her/its registered assigns (“Holder”) is entitled, subject to the terms and conditions of this Warrant, to purchase from MNTN, Inc., a Delaware corporation (the “Company”), at a price per share equal to the Warrant Price (as defined below), up to ______________ (______) shares of Warrant Stock (as defined below). The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

This Warrant has been issued pursuant to that certain Note and Warrant Purchase Agreement dated as of January 27, 2023 (the “Purchase Agreement”), by and among the Company, the original holder of this Warrant and certain other investors, and is subject to the provisions thereof. Capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement.

1.             DEFINITIONS.          The following definitions shall apply for purposes of this Warrant:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” has the meaning ascribed to it in Rule 144 promulgated under the Act. “Business Day” means a weekday on which banks are open for general banking business in Austin, Texas.

“Change of Control” has the meaning ascribed to it in the Notes.

“Company” shall include, in addition to the Company identified in the opening paragraph of this Warrant, any corporation or other entity that succeeds to the Company’s obligations under this Warrant, whether by permitted assignment, by merger or consolidation or otherwise.

“Exercise Period” means the 60-day period following the Maturity Date (as defined in the Notes) (the end of such period, the “Expiration Date”); provided that this Warrant shall terminate in its entirety and be of no further force or effect immediately upon the earliest to occur of (a) the Expiration Date, (b) immediately prior to the closing of an Initial Public Offering, (c) immediately prior to the effective time of a Change of Control, or (d) immediately prior to the closing of a Financing (as defined in the Notes) in which the Notes convert into Conversion Shares (as defined in the Notes) (each of (b), (c) and (d) above, a “Termination Event”).

“Initial Public Offering” means an IPO (as defined in the Notes).

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other entity or any governmental authority.

“Securities” mean collectively this Warrant and the Warrant Stock issuable upon exercise of this Warrant.

“Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

“Warrant Price” means $0.01 per share. The Warrant Price is subject to adjustment as provided herein.

“Warrant Stock” means the Company’s Series D’ Preferred Stock, $0.0001 par value per share. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant taking into account all such adjustments.

2.	EXERCISE.

2.1            Method of Exercise. Subject to the terms and conditions of this Warrant, Holder may notify the Company that it would like to exercise this Warrant (an “Exercise Notice”) in whole or in part, at any time or from time to time, on any Business Day during the Exercise Period, for up to ____________________ (_______) shares of Warrant Stock. After timely receiving such notice, the Company shall consummate such exercise(s) on or prior to the Expiration Date; provided that if a Termination Event occurs after the Holder timely delivers an Exercise Notice and the Holder elects to convert such Holder’s Note in connection with such Termination Event, then such exercise(s) shall be null and void, shall be of no further force or effect and the Company shall have no obligation to consummate such exercise(s). This Warrant shall be exercised by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by Holder, and by payment in a form specified in Section 2.2 hereof of an amount equal to the product obtained by multiplying (a) the number of shares of Warrant Stock to be purchased by Holder by (b) the Warrant Price as determined in accordance with the terms hereof.

2

2.2            Form of Payment. Payment for the Warrant Stock upon exercise may be made by (a) a check payable to the Company’s order, (b) wire transfer of funds to the Company, (c) with the Company’s consent, cancellation of indebtedness of the Company to Holder, or (d) any combination of the foregoing.

2.3	Reserved.

2.4            No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant. If upon exercise of this Warrant in whole or in part, a fraction of a share would otherwise result, then the number of Warrant Stock issuable shall be rounded down to the nearest whole share.

2.5            Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, Holder shall execute the subscription form attached hereto as Exhibit 1, confirming and acknowledging that the representations and warranties set forth in the Purchase Agreement as they apply to Holder are true and complete as of the date of exercise.

2.6	Reserved.

3.             ISSUANCE OF STOCK. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date the Company consummates such exercise as provided above, and the Person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

4.	RESERVED.

5.             ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant and the Warrant Price therefor, are subject to adjustment upon each event specified in Sections 5.1 through 5.4 hereof occurring between the date this Warrant is issued and the earlier of the time that it is exercised or the termination of the Exercise Period:

5.1            Adjustment for Stock Splits and Stock Dividends. The Warrant Price and the number of shares of Warrant Stock for which this Warrant remains exercisable shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split or other similar event affecting the number of outstanding shares of Warrant Stock.

5.2            Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive a dividend or other distribution payable with respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Section 5.1 or Section 5.3 hereof) or (b) assets (other than cash) which dividend or distribution is actually made (each a “Dividend Event”), then, and in each such case, Holder, upon exercise of this Warrant at any time after such Dividend Event, shall receive, in addition to the shares of Warrant Stock, the securities or such other assets of the Company that would have been payable to Holder if Holder had completed such exercise of this Warrant, immediately prior to such Dividend Event.

3

5.3            Adjustment for Reorganization, Consolidation, Merger. (a) In case of any recapitalization or reorganization of the Company or (b) in case the Company shall consolidate with or merge into one or more other corporations or entities which results in a change of the Warrant Stock, other than a Change of Control (each, a “Reorganization Event”), then, and in each such case, Holder, upon the exercise of this Warrant after such Reorganization Event shall be entitled to receive, in lieu of the stock or other securities and property that Holder would have been entitled to receive upon such exercise prior to such Reorganization Event, the stock or other securities or property which Holder would have been entitled to receive upon such Reorganization Event if, immediately prior to such Reorganization Event, Holder had completed such exercise of this Warrant, all subject to further adjustment as provided in this Warrant. If, after such Reorganization Event, this Warrant is exercisable for securities of a corporation or entity other than the Company, then such corporation or entity shall duly execute and deliver to Holder a supplement hereto acknowledging such corporation’s or other entity’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such Reorganization Event.

5.4            Conversion of Stock. In case all (a) the authorized Warrant Stock is converted, pursuant to the Company’s Certificate of Incorporation, into Common Stock or other securities or property, or (b) the Warrant Stock otherwise ceases to exist or to be authorized by the Company’s Certificate of Incorporation (each, a “Stock Event”), then Holder, upon exercise of this Warrant at any time after such Stock Event, shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon exercise of this Warrant immediately prior to such Stock Event, the stock and other securities and property that Holder would have been entitled to receive upon the Stock Event, if, immediately prior to such Stock Event, Holder had completed such exercise of this Warrant.

5.5            Notice of Adjustments. The Company shall promptly give written notice of each adjustment under this Section 5 of the Warrant Price or the number of shares of Warrant Stock or other securities that remain issuable upon exercise of this Warrant, but in any event such notice shall be delivered no later than five (5) days after the date of such adjustment. The notice shall describe the adjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

5.6            No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

5.7            Reservation of Stock. If the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant that are authorized and unissued under the Company’s Certificate of Incorporation shall not be sufficient to effect the exercise of this Warrant in full, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

4

6.             REPRESENTATIONS; WARRANTIES AND CERTAIN AGREEMENTS OF HOLDER. Holder hereby represents and warrants to, and agrees with, the Company, that:

6.1            Financing Agreements. In the event the Holder hereof is not a party thereto, upon exercise of this Warrant and as a condition thereof, the Holder hereof shall execute and deliver a counterpart signature page, and become a party, to the Company’s Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), Amended and Restated Right of First Refusal and Co-Sale Agreement and Amended and Restated Voting Agreement, as each may be amended from time to time (collectively, the “Financing Agreements”).

6.2            Restrictions on Transfer. Holder hereby agrees that the Warrant and Warrant Stock shall be subject to the restrictions on transfer and related provisions set forth in Section 4 of the Investors’ Rights Agreement.

6.3            “Market Stand-Off” Agreement. Holder hereby agrees that the Warrant and Warrant Stock shall be subject to the “Market Stand-Off” agreement set forth in Section 2 of the Investors’ Rights Agreement.

7.             NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.

8.             REPRESENTATIONS AND WARRANTIES OF HOLDER. In order to induce the Company to issue this Warrant to the original Holder, the original Holder has made representations and warranties to the Company as set forth in the Purchase Agreement.

9.	GENERAL PROVISIONS.

9.1            Attorneys’ Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys’ fees.

9.2            Transfer. Subject to Section 6, the rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

9.3            Governing Law. This Warrant shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware. Each of the parties irrevocably consents to the exclusive jurisdiction of, and venue in, the state courts in in the State of Delaware (or in the event of exclusive federal jurisdiction, the courts of the State of Delaware), in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding (whether in contract, tort or otherwise) arising out of or related to this Warrant..

5

9.4            Headings. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to Sections and Exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

9.5            Notices. Unless otherwise provided herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day; (c) five Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to the Company shall be sent to the address or other contact information as set forth beneath its signature. All communications to Holder shall be sent to Holder’ address or such other contact information as set forth beneath its signature. Or at such other address or contact information as the relevant recipient may designate pursuant to the provisions of this Section 9.5.

9.6            Amendment; Waiver. This Warrant and all other Warrants issued under the Purchase Agreement may be amended and provisions may be waived with the written consent of the Company and the Requisite Lenders. Any amendment or waiver effected in accordance with this Section 9.6 hereof shall be binding upon each holder of any Warrants at the time outstanding, each future holder of the Warrants and the Company.

9.7            Legends. The Holder understands that the Warrant Stock, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(a)           “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.”

(b)	Each legend required by the Financing Agreements.

(c)            Any legend required by the blue sky laws of any state to the extent such laws are applicable to the securities represented by the certificate or other document so legended.

6

9.8            Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Warrant to the extent they are unenforceable and the remainder of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

9.9            Entire Agreement. This Warrant and the documents referred to herein, together with all the exhibits and schedules hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, warrants, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

[Signature Page Follows]

7

IN WITNESS WHEREOF, the parties hereto have executed this Warrant to Purchase Stock as of the date first written above.

THE COMPANY:

MNTN, INC.

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

HOLDER:

[Holder]

By:
Name:
Title:

Address:
Email:

[SIGNATURE PAGE TO WARRANT TO PURCHASE STOCK OF MNTN, INC.]

EXHIBIT 1

FORM OF SUBSCRIPTION

(To be completed and signed only upon exercise of Warrant)

To: MNTN, Inc. (the “Company”)

We refer to that certain Warrant to Purchase Stock of the Company issued on February 9, 2023 (the “Warrant”).

Select one of the following two alternatives:

☐   Cash Exercise. On the terms and conditions set forth in the Warrant, the undersigned Holder hereby elects to purchase                               shares of                                                   Stock of MNTN, Inc. (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in the Purchase Agreement as they apply to the undersigned Holder are true and complete as of this date. Please issue a certificate or certificates representing such shares of Warrant Stock in Holder’s name and deliver such certificate(s) to Holder at the address set forth below:

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

WHEREFORE, the undersigned Holder has executed and delivered the Warrant and this Subscription Form as of the date set forth below.

HOLDER:

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print or type complete name of entity)

Name:		By:
	(please print or type full name)		(duly authorized signature)

Name:
(please print or type full name)

Title:
(please print or type full title)

Date:		Date: